UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2009

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

60 Columbus Circle, New York, New York, 10023
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On December 9, 2009, Time Warner Cable Inc. (the “Company”) renewed its employment agreement with Carl U.J. Rossetti, which extends the term of Mr. Rossetti’s employment as Executive Vice President through December 31, 2012 on the same terms as the employment agreement between the Company and Mr. Rossetti dated June 1, 2000, as amended effective January 1, 2008 (the “Rossetti Employment Agreement”). Pursuant to the terms of the Rossetti Employment Agreement, the failure by either the Company or Mr. Rossetti to extend the term of the Rossetti Employment Agreement on the same terms and conditions for an additional year would have triggered the payment of severance benefits to Mr. Rossetti.

          On December 10, 2009, the Company and Mr. Rossetti entered into the second amendment to the Rossetti Employment Agreement, effective January 1, 2010 (the “Second Amendment”). The Second Amendment makes the following material changes to the Rossetti Employment Agreement:

•

Clarifies that, consistent with the Company’s current practice, any bonus payable for a partial year as a result of a termination of Mr. Rossetti’s employment will be based on the actual achievement of the Company’s performance criteria established for the applicable year under the Company’s bonus plans.

•	Eliminates any entitlement to a minimum annual bonus, which reflects the Company’s intention to pay executives performance-based bonuses under the Company’s incentive plans.

•

Removes all provisions related to a “Change in Control” (as defined in the Rossetti Employment Agreement), which were based on certain changes in control of Time Warner Inc., formerly the Company’s parent company. The Second Amendment also eliminates the Company’s obligation to make any gross-up payments to Mr. Rossetti related to any excise taxes that may arise under Section 280G and related provisions of the Internal Revenue Code of 1986, as amended (“Section 280G”), in the event that any payments to him under the Rossetti Employment Agreement, as amended, or any other arrangement with the Company, in connection with a “change in control” of the Company (as provided for under Section 280G) would constitute “parachute payments” within the meaning of Section 280G (the “Parachute Payments”). The Agreement provides, however, that Parachute Payments will either be paid in full or reduced to such lesser amounts that result in no portion of the Parachute Payments being subject to excise taxes under Section 280G, whichever would, after taking into account applicable taxes, result in Mr. Rossetti’s receipt, on an after-tax basis, of the greatest amount of benefits under the Agreement.

•

Provides that all equity awards granted by the Company to Mr. Rossetti after the effective date of the Second Amendment will be eligible for “early retirement” treatment upon his termination of employment regardless of the eligibility requirements for such treatment contained in the equity award agreements governing such awards.

          In addition, all references to Time Warner Inc. that became inoperative because the Company is no longer a consolidated subsidiary and to the Company’s Stamford, Connecticut office are deleted from the Employment Agreement and/or replaced with appropriate references to the Company and the Company’s New York office.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Robert D. Marcus
Name:	Robert D. Marcus
Title:	Senior Executive Vice President

& Chief Financial Officer

Date:	December 15, 2009

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